UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2010
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 31, 2010, TOR Minerals International, Inc. (the "Company") entered into a new U.S. credit agreement with American Bank, N.A. (the "Lender").  The agreement replaces the Company's previous U.S. credit facility with Bank of America, N.A., which had been scheduled to mature in February 2011, and increases the Company's U.S. borrowing capacity by $1.5 million to $3 million.

The new credit agreement consists of:

•              a $1 million line of credit, which matures July 1, 2012.  The amount which the Company is entitled to borrow from time to time under the line of credit is subject to a borrowing base based on the loan value of the collateral pledged to the Lender to secure the indebtedness owing to the Lender by the Company.  Amounts advanced under the line of credit bear interest at a variable rate equal to one percent per annum point above the Wall Street Journal Price Rate as such prime rate changes from time to time, with a minimum floor rate of 5.50%; and

•               a $2 million term loan, which matures December 31, 2015.  The term loan bears interest at a fixed rate of 6.65% per annum.

The credit agreement is secured by certain assets of the Company which are located in the United States or which arise from the Company's operations in the United States.  Collateral under the credit agreement does not include the Company's ownership or other interests in TOR Minerals Malaysia, Sdn. Bhd. ("TMM") and TOR Processing and Trade, BV ("TPT"), any assets or operations of either TMM or TPT or any proceeds thereof.

The credit agreement includes various customary covenants, limitations and events of default.  Under the credit agreement, the Company must maintain a ratio of cash flow to debt service of at least 1.25 to 1.0 measured on a rolling four quarter basis.  The credit agreement also includes certain additional affirmative and negative covenants, including limitations on incurring additional indebtedness, becoming a guarantor or surety, making loans or advances to other parties, except trade credit extended in the normal course of business, or changing the President or Board of Directors of the Company without the Lender's written consent.

The new credit agreement will be used to repay the outstanding debt under the Company's prior credit facility, to support working capital requirements and for general corporate purposes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, Security Agreement, Revolving Credit Promissory Note and Promissory Note attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 1.02              Termination of a Material Definitive Agreement.

On January 4, 2011, the Company used a portion of the funds available to it under the credit agreement with the Lender to pay, in full, all of its outstanding indebtedness under a previous credit facility (the "Prior Credit Agreement") with Bank of America, N.A. (the "Bank").  As of January 4, 2011, the outstanding indebtedness under the Prior Credit Agreement was approximately $500,000.

The Prior Credit Agreement consisted of a $1,500,000 line of credit (subject to a defined borrowing base) with a maturity date of February 15, 2011 and the interest rate of Prime plus three percent.  The line of credit was secured by the accounts receivable and inventory of the Company's U.S. operations.  The Prior Credit Agreement was subject to various customary covenants, limitations and events of default including financial covenants, such as a current ratio and fixed charge coverage ratio.  The Company did not incur any termination or prepayment penalties with respect to paying off the Prior Credit Agreement.

ITEM 2.03           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 of this report is incorporated herein by reference.

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ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number	Description
	10.1	Loan Agreement, dated December 31, 2010, amount American Bank, N.A. and TOR Minerals International, Inc.
	10.2	Security Agreement, dated December 31, 2010, by TOR Minerals International, Inc. in favor of American Bank, N.A.
	10.3	Revolving Credit Promissory Note, dated December 31, 2010, by TOR Minerals International, Inc. in favor of American Bank, N.A.
	10.4	Promissory Note, dated December 31, 2010, by TOR Minerals International, Inc. in favor of American Bank, N.A.
	99.1	Press Release, dated January 5, 2011, announcing amendment to loan agreement
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: January 5, 2011		/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement, dated December 31, 2010, amount American Bank, N.A. and TOR Minerals International, Inc.
10.2	Security Agreement, dated December 31, 2010, by TOR Minerals International, Inc. in favor of American Bank, N.A.
10.3	Revolving Credit Promissory Note, dated December 31, 2010, by TOR Minerals International, Inc. in favor of American Bank, N.A.
10.4	Promissory Note, dated December 31, 2010, by TOR Minerals International, Inc. in favor of American Bank, N.A.
99.1	Press Release, dated January 5, 2011, announcing amendment to loan agreement
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